UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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Intervoice, Inc.

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PRESS RELEASE

CONTACT
Rob Sutton
Intervoice, Inc.
972-454-8891
rob.sutton@intervoice.com
FOR IMMEDIATE RELEASE
Intervoice To Recess Today’s Annual Shareholders’ Meeting
Meeting to be recessed due to merger agreement with Convergys
DALLAS — July 16, 2008 — Intervoice, Inc. (NASDAQ: INTV) announced today that it intends to convene and then immediately recess its 2008 annual meeting of shareholders in light of the Company’s entering into an Agreement and Plan of Merger with Convergys Corporation. The Company’s Board of Directors believes it is in the best interest of shareholders to recess the meeting to permit the Company’s shareholders to take into account the proposed Convergys transaction prior to voting on the election of the Company’s directors. No action regarding the transaction itself is expected at the reconvened meeting, and only the election of directors and the ratification of the Company’s independent registered public accounting firm will be addressed.
The 2008 annual meeting is scheduled to take place at 10:00 a.m., local time today, at the Renaissance Hotel, 900 East Lookout Drive, Richardson, Texas 75082. The Company intends to entertain a motion to recess the annual business meeting until July 28, 2008 at 10:00 a.m., local time, to be held at the offices of Fulbright & Jaworski L.L.P., 2200 Ross Avenue, Suite 2800, Dallas, Texas 75201. The May 30, 2008 record date for shareholders entitled to vote at the 2008 annual meeting has not been changed.
About Intervoice
Intervoice is a world leader in delivering natural, intuitive ways for people to interact, transact and communicate. Intervoice software and professional services enable innovative voice portal, IP contact center, hosted and mobile messaging and self-service applications. More than 5,000 customers in 80 countries have relied on Intervoice, including many of the world’s leading financial and healthcare institutions, telecommunications companies, utilities, and governments. For more information, visit www.intervoice.com.
Important Information
This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Intervoice common stock described in this press release has not commenced. At the time the expected tender offer is commenced, Convergys will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and Intervoice will file a solicitation/recommendation statement with respect to the tender offer. Investors and Intervoice shareholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and other offer documents) and the related solicitation/recommendation statement because they will contain important information. When available, the offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, will be made available to all shareholders of Intervoice at no expense to them. These documents will also be available at no charge on the Securities and Exchange Commission’s website at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements
Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward-looking statements. Readers are cautioned to read the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under Item 1A “Risk Factors” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. There are also risks associated with the transaction with Convergys Corporation announced on July 16, 2008. These factors include, but are not limited to, the timing and completion of an all cash tender offer for the outstanding shares of the Company; the ability to complete the tender offer and subsequent merger on the terms contemplated; the anticipated impact of the acquisition on the Company’s operations and financial results and risks that the proposed transaction disrupts current plans and operations of the Company. Further information concerning those risks will be included in the Company’s filings with the Securities and Exchange Commission in response to the tender offer. Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release, and investors should not place reliance on forward-looking statements as a prediction of future results. We undertake no obligation to update or revise any forward-looking statement.
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